Exhibit 99.1

FOR IMMEDIATE RELEASE

For additional information contact:
Joseph Cormier	Mark Root
Vice President, Corporate Development	Executive Director, Corporate Communications
703-218-8258	703-218-8397; cell: 571-259-1169
joe.cormier@mantech.com	mark.root@mantech.com

ManTech Reports 2007 Second Quarter Results

•	Revenue increase of 21.3% to $348.7 million in the second quarter, 10.0% organic revenue growth

•	Diluted EPS from continuing operations of $0.44 in the second quarter

•	Operating cash flow of over $33 million in the second quarter driven by the strong profits and receivables performance

•	Contract awards of $330 million in the second quarter

•	Record backlog of over $3.57 billion as of June 30, 2007, up 66% from June 30, 2006

•	SRS Technologies acquisition closed on May 7, 2007

FAIRFAX, Virginia, August 1, 2007 – ManTech International Corporation (Nasdaq: MANT), today announced results for the second quarter of 2007. ManTech reported revenue of $348.7 million for the second quarter of 2007, up $61.2 million, or 21.3%, compared to $287.5 million for the same period in 2006. This represents pro forma organic revenue growth of 10.0% for the second quarter. The growth was primarily a result of the solid execution of the business strategy to focus on support of the national security marketplace and the acquisition of SRS Technologies completed on May 7, 2007.

Revenue from the Department of Defense, the Intelligence Community and Homeland Security related customers accounted for 93.3% of revenue for the second quarter of 2007. ManTech’s time and materials contracts accounted for 60.8% of revenue, fixed-price contracts accounted for 15.0% of revenue and cost-plus contracts accounted for 24.2% of revenue.

Operating income in the second quarter was $25.5 million, up $3.1 million, or 13.6%, compared to $22.4 million for the same period in 2006. Net income from continuing operations in the second quarter was $15.1 million, up 14.0%, compared to $13.3 million in the same period in 2006. Diluted earnings per share from continuing operations was $0.44 for the second quarter versus $0.39 for the same period last year.

“The second quarter operating results demonstrate the strength of our business model,” said George J. Pedersen, Chairman of the Board and CEO of ManTech International Corporation. “We drove strong top and bottom line growth both organically and through the SRS acquisition and our cash flow was exceptional, paying down over $35 million in debt within two months of borrowing to fund the SRS transaction.”

Contract Awards & Backlog

ManTech had $330 million in contract awards for the quarter with nearly 60% coming from new awards. As a result of the contract awards during the second quarter of 2007 and the addition of SRS Technologies, ManTech’s reported backlog as of June 30, 2007, was $3.57 billion, a 66.0% increase from $2.15 billion as of June 30, 2006. Funded backlog was $746 million, a 35.6% increase from $550 million as of June 30, 2006.

“We continue to deliver solid contract awards and continue to add significantly to our backlog, which provides us excellent visibility into future quarters,” said Robert A. Coleman, President and Chief Operating Officer, ManTech International Corporation. “Additionally, the SRS acquisition and integration has gotten off to a great start and SRS is performing as planned.”

Strong Cash Flow and Balance Sheet

Days Sales Outstanding of accounts receivable, or DSOs, were only 68 days as of June 30, 2007 excluding the impact of SRS, down from 81 days reported in the second quarter of 2006. DSOs with SRS were 72 days when considering the timing of the acquisition within the quarter. This exceptional cash collection quarter produced significant cash flow from operations during the quarter of over $33 million and reduced debt to $133.4 million as of June 30, 2007, down from the $170 million borrowed on May 7, 2007 to fund the acquisition of SRS.

Company Guidance

The Company’s initial third quarter and updated full year 2007 guidance is summarized in the table below. ManTech’s guidance does not include future acquisitions or divestitures.

(Dollars in millions, except earnings per share amounts)

	3rd Quarter 2007	Full Year 2007

Revenue	$370 - $380	$1,400 - $1,430
Diluted Earnings Per Share from Continuing Operations	$0.47 - $0.49	$1.79 - $1.85
Weighted Average Shares Outstanding	34.7 million	34.6 million

The Company’s revenue guidance for the third quarter and full year 2007 reflects the continuation of strong business momentum in its core national security and defense business. The guidance range for the third quarter 2007 implies total revenue growth of 30% to 34% with organic revenue growth of 14% to 17%. The guidance range for the full year 2007 implies total revenue growth of 23% to 26% with organic revenue growth of 13% to 15%. The organic growth rate is derived by adding both SRS and GRS Solutions’ revenue for 2006 to ManTech’s previous quarter and annual revenue.

Conference Call

ManTech executive management will hold a conference call today at 5 p.m. EST, to discuss second quarter 2007 results and answer questions. Interested parties may access the call by dialing (800) 811-8830 (domestic) or (913) 981-4904 (international). The conference call will be Webcast (listen only) simultaneously via the Internet at www.mantech.com. Interested parties should dial in or log on approximately ten minutes prior to the start of the call.

A replay of the call will be available beginning at 9 p.m. today and will remain available through midnight, August 15, 2007. To access the replay, call (888) 203-1112 (domestic) or (719) 457-0820 (international). The confirmation code for the replay is 1161084. A replay will also be available on ManTech’s Website approximately two hours after the conclusion of the call.

About ManTech International Corporation:

Headquartered in Fairfax, Virginia with over 6,700 professionals, ManTech International Corporation is a leading provider of innovative technologies and solutions for mission-critical national security programs for the Intelligence Community; the departments of Defense, State, Homeland Security and Justice; the Space Community and other U.S. federal government customers. ManTech’s expertise includes systems engineering, systems integration, technology and software development, enterprise security architecture, information assurance, intelligence operations support, network and critical infrastructure protection, information technology, communications integration and engineering support. The Company supports the advanced telecommunications systems that are used in Operation Iraqi Freedom and in other parts of the world; has developed a secure, collaborative communications system for the U.S. Department of Homeland Security; and builds and maintains secure databases that track terrorists. The company operates in the United States and 42 countries worldwide. In 2005, Red Herring magazine selected ManTech as one of its Small Cap 100 Companies; and in 2006 and 2007, Business 2.0 magazine named ManTech one of its 100 Fastest Growing Technology Companies. Additional information on ManTech can be found at www.mantech.com.

Forward-Looking Information:

Statements and assumptions made in this press release, which do not address historical facts, constitute “forward-looking” statements that ManTech believes to be within the definition in the Private Securities Litigation Reform Act of 1995 and involve risks and uncertainties, many of which are outside of our control. Words such as “may,” “will,” “intends,” “should,” “expects,” “plans,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” or “opportunity,” or the negative of these terms or words of similar import are intended to identify forward-looking statements.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: adverse changes in U.S. government spending priorities; failure to retain existing U.S. government contracts, win new contracts, or win recompetes; adverse results of U.S. government audits of our government contracts; risks associated with complex U.S. government procurement laws and regulations; adverse effect of contract consolidation; risk of contract performance or termination; failure to obtain option awards, task orders or funding under contracts; adverse changes in our mix of contract types; failure to successfully integrate recently acquired companies or businesses into our operations or to realize any accretive or synergistic effects from such acquisitions; failure to identify, execute or effectively integrate future acquisitions; and competition. These and other risk factors are more fully discussed in the section entitled “Risks Factors “ in ManTech’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 9, 2007, and, from time to time, in ManTech’s other filings with the Securities and Exchange Commission, including among others, its reports on Form 10-Q.

The forward-looking statements included in this news release are only made as of the date of this news release and ManTech undertakes no obligation to publicly update any of the forward-looking statements made herein, whether as a result of new information, subsequent events or circumstances, changes in expectations or otherwise.

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands Except Per Share Amounts)

	(unaudited)
	June 30, 2007	December 31, 2006
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,634	$41,510
Receivables—net	287,321	236,445
Prepaid expenses and other	19,283	13,581
Assets of operations held for sale	—	3,373

Total Current Assets	310,238	294,909
Property and equipment—net	14,528	13,881
Goodwill	388,365	238,322
Other intangibles—net	77,524	40,180
Employee supplemental savings plan assets	16,375	15,427
Other assets	11,857	10,533

TOTAL ASSETS	$818,887	$613,252

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion of debt	$73,400	$—
Accounts payable and accrued expenses	80,993	72,125
Accrued salaries and related expenses	53,363	47,356
Deferred income taxes-current	—	140
Billings in excess of revenue earned	7,471	5,284
Liabilities of operations held for sale	—	1,815

Total Current Liabilities	215,227	126,720
Debt—net of current portion	60,000	—
Accrued retirement	17,457	16,750
Other long-term liabilities	4,888	3,302
Deferred income taxes—non-current	25,343	7,464
Minority interest	38	—

TOTAL LIABILITIES	322,953	154,236

COMMITMENTS AND CONTINGENCIES	—	—

STOCKHOLDERS’ EQUITY:
Common stock, Class A—$0.01 par value; 150,000,000 shares authorized; 19,915,766 and 19,020,181 shares issued at June 30, 2007 and December 31, 2006; 19,672,726 and 19,020,181 shares outstanding at June 30, 2007 and December 31, 2006	199	190
Common stock, Class B—$0.01 par value; 50,000,000 shares authorized; 14,382,053 and 15,032,293 shares issued and outstanding at June 30, 2007 and December 31, 2006	144	150
Additional paid-in capital	281,194	263,409
Treasury stock, at cost	(9,114)	—
Retained earnings	223,831	195,604
Accumulated other comprehensive loss	(146)	(120)
Unearned ESOP shares	(174)	(217)
Deferred compensation	—	640
Shares held in grantor trust	—	(640)

TOTAL STOCKHOLDERS’ EQUITY	495,934	459,016

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$818,887	$613,252

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In Thousands Except Per Share Amounts)

	(unaudited)		(unaudited)
	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
REVENUES	$348,700	$287,465	$642,985	$562,771
Cost of services	292,253	238,879	539,156	466,686
General and administrative expenses	30,968	26,150	56,987	50,916

OPERATING INCOME	25,479	22,436	46,842	45,169
Interest expense	1,441	802	1,536	1,693
Interest income	(531)	(201)	(953)	(300)
Other (income) expense, net	(343)	(66)	(355)	13

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	24,912	21,901	46,614	43,763
Provision for income taxes	(9,799)	(8,650)	(18,133)	(17,242)
Minority interest	(9)	—	(9)	—

INCOME FROM CONTINUING OPERATIONS	15,104	13,251	28,472	26,521
(Loss) from operations of discontinued component, net of taxes	—	(1,294)	(458)	(2,429)
Gain on sale of discontinued operation, net of taxes (sold to CEO)	—	—	338	—

(Loss) from discontinued operations, net of taxes	—	(1,294)	(120)	(2,429)

NET INCOME	$15,104	$11,957	$28,352	$24,092

BASIC EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.44	$0.40	$0.84	$0.79
(Loss) from discontinued operations, net of taxes	—	(0.04)	—	(0.07)

Class A basic earnings per share	$0.44	$0.36	$0.84	$0.72

Weighted average common shares outstanding	19,575	18,380	19,441	18,219

Class B common stock
Income from continuing operations	$0.44	$0.40	$0.84	$0.79
(Loss) from discontinued operations, net of taxes	—	(0.04)	—	(0.07)

Class B basic earnings per share	$0.44	$0.36	$0.84	$0.72

Weighted average common shares outstanding	14,428	15,065	14,498	15,065

DILUTED EARNINGS (LOSS) PER SHARE:
Class A common stock
Income from continuing operations	$0.44	$0.39	$0.83	$0.78
(Loss) from discontinued operations, net of taxes	—	(0.04)	—	(0.07)

Class A diluted earnings per share	$0.44	$0.35	$0.83	$0.71

Weighted average common shares outstanding	19,965	18,847	19,864	18,665

Class B common stock
Income from continuing operations	$0.44	$0.39	$0.83	$0.78
(Loss) from discontinued operations, net of taxes	—	(0.04)	—	(0.07)

Class B diluted earnings per share	$0.44	$0.35	$0.83	$0.71

Weighted average common shares outstanding	14,428	15,065	14,498	15,065

MANTECH INTERNATIONAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

	(unaudited)
	Six months ended June 30,
	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$28,352	$24,092
Adjustments to reconcile net income to net cash provided by operating activities:
Loss from discontinued operation, net of tax	458	2,429
Gain on sale of discontinued operation, net of tax	(338)	—
Stock-based compensation	3,422	2,660
Tax benefits from exercise of stock options	132	833
Deferred income taxes	(6,275)	290
Depreciation and amortization	6,170	4,850
Change in assets and liabilities—net of effects from acquired and disposed businesses:
Receivables-net	(7,414)	(18,587)
Prepaid expenses and other	4,705	(5,012)
Accounts payable and accrued expenses	(1,704)	269
Accrued salaries and related expenses	(5,654)	552
Billings in excess of revenue earned	703	(1,052)
Accrued retirement	604	1,197
Other	(118)	(1,255)

Net cash flow from operating activities of continuing operations	23,043	11,266
Net cash flow from discontinued operations	(1,562)	(4,465)

Net cash flow from operating activities	21,481	6,801

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,553)	(2,158)
Investment in capitalized software for internal use	(1,508)	(1,379)
Proceeds from the sale of property and equipment	1,828	(6)
Acquisition of business, net of cash acquired	(198,236)	—

Net investing cash flow from continuing operations	(199,469)	(3,543)
Net investing cash flow from discontinued operations	3,000	(54)

Net cash flow from investing activities	(196,469)	(3,597)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	4,898	7,944
Excess tax benefits from the exercise of stock options	755	1,292
Excess tax benefit from distribution of shares held in grantor trust	8,581	—
Treasury stock acquired	(9,114)	—
Borrowing under line of credit, non-current	60,000	—
Net increase (decrease) in borrowing under lines of credit net of associated origination fees	71,992	(14,900)
Repayment of notes payable	—	(60)

Net cash flow from financing activities	137,112	(5,724)

NET (DECREASE) IN CASH AND CASH EQUIVALENTS	(37,876)	(2,520)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	41,510	5,678

CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,634	$3,158

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